UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2007

RENEWAL FUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Notes

On December 13, 2007, Renewal Fuels, Inc. (the “Company”) issued three promissory notes (the “Notes”), each with an aggregate principal amount of $50,000. The Notes were issued to Phoenix Investors, LLC, a stockholder of the Company, to John King, the Chief Executive Officer of the Company and to Rudolf A. Wiedemann, the Chief Executive Officer of Biodiesel Solutions, Inc. a wholly-owned subsidiary of the Company. The Notes have a maturity date of the later of February 11, 2008 or the date on which all sums owed by the Company to YA Global Investments, L.P. (formerly Cornell Capital Partners L.P.) (“YA Global”) have been repaid. The Notes have an interest rate of 12%.

YA Global Financing

On or about July 2, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners L.P. providing for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $2,700,000 (the "Debentures") of which $2,000,000 was advanced immediately. The second installment of $700,000 was to be funded within two business days after the Company shall have unconditionally booked and received at least a 50% deposit for the sale of at least one BioDieselMaster Unit.

On December 31, 2007, the Company and YA Global entered into an amendment to the Purchase Agreement, pursuant to which YA Global agreed to advance to the Company $300,000 of the second installment immediately.

The Debentures bear interest at the prime rate plus 2.75% (but not less than 10%) and mature two years from the date of issuance (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The holder of the Debentures may convert amounts outstanding into shares of Common Stock at a conversion price per share equal to the lesser of (i) $0.05, or (ii) 80% of the lowest closing bid price of the Common Stock during the ten trading days immediately preceding the conversion date. In accordance with the amendment YA Global has agreed to suspend conversion of all Debentures issued pursuant to the Purchase Agreement until February 15, 2008.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the average volume weighted average price of the Company’s Common Stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

Under the amendment to the Purchase Agreement, the Company agreed to reduce the exercise price on warrants to purchase 18,000,000 shares of common stock, issued on April 20, 2007, from $0.15 to $0.001 per share and to reduce the exercise price on warrants to purchase an additional 1,200,000 shares of common stock, issued on or about July 2, 2007, from $0.06 to $0.001 per shares.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Promissory Note issued to Phoenix Investors, LLC by Renewal Fuels, Inc., dated December 13, 2007.
10.2	Promissory Note issued to John King by Renewal Fuels, Inc., dated December 13, 2007.
10.3	Promissory Note issued to Rudolph A. Wiedemann by Renewal Fuels, Inc., dated December 13, 2007.
10.4	Amendment to Securities Purchase Agreement, December 31, 2007, by and between Renewal Fuels, Inc. and YA Global Investments, L.P.
10.5	$300,000 principal amount Secured Convertible Debenture, dated December 31, 2007, by and between Renewal Fuels, Inc. and YA Global Investments, L.P.
10.6
Securities Purchase Agreement, dated on or about July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrants Form 8-K filed on July 6, 2007).

10.7
$2,000,000 principal amount Secured Convertible Debenture, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrants Form 8-K filed on July 6, 2007).

10.8
Warrant to purchase 33,750,000 shares of Common Stock of Tech Laboratories, Inc. dated on or about July 2, 2007 (incorporated by reference to the exhibits to Registrants Form 8-K filed on July 6, 2007).

10.9	Warrant to purchase 18,000,000 shares of Common Stock of Tech Laboratories, Inc. dated April 20, 2007 (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 26, 2007).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renewal Fuels, Inc.

Dated: January 17, 2008	By: /s/ John King
Name: John King
Title: Chief Executive Officer